Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-225413 and 333-210910 on Form S-8 of our report dated March 8, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of General Cannabis Corp and subsidiaries, appearing in this Annual Report on Form 10-K/A for the year ended December 31, 2018.

Hall & Company Certified Public Accountants & Consultants, Inc.

Irvine, CA

July 6, 2020